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Exhibit 5.1

June 18, 2004
Xyratex Ltd Clarendon House 2 Church Street Hamilton HM11 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	djstockman@cdp.bm ..djs/dls/690861/20672v3

Dear Sirs

Xyratex Ltd (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1 (Registration No. 333-116083) filed with the U.S. Securities and Exchange Commission (the "Commission") on June 2, 2004 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 8,000,000 common shares, par value US$0.01 per share of which 4,000,000 are being offered by the Company and 2,956,522 (the "Issued Shares") are being offered by certain selling shareholders of the Company (the "Selling Shareholders")] together with an additional 1,043,478 common shares, par value US$0.01 per share subject to an over-allotment option granted to the underwriters by the Selling Shareholders (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the [Secretary] of the Company on    •    , 200    •    , copies of [unanimous written resolutions/minutes of a meeting] of the members of the Company [dated/held on]    •    , 200    •    and [unanimous written resolutions/ minutes of a meeting] of the board of directors of the Company [held on/dated]    •    , 200    •    (together, the "Resolutions") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the documents reviewed by us, (c) that the Resolutions remain in full force and effect and have not been rescinded or amended, (d) that, upon issue of any common shares, the Company will receive consideration equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda or the effect thereof on the opinions expressed herein. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda or the effect thereof on the opinions expressed herein. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares of the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
The Common Shares have been duly authorised by all necessary corporate action of the Company.

3.
When issued and paid for as contemplated by the Registration Statement, the Common Shares other than the Issued Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.
When entered in the register of members of the Company and recorded therein as fully paid, the Issued Shares will be validly issued and fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

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  Exhibit 5.1